Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A		7,117
	Class B		1,459

72DD2	Class M		118


73A1	Class A		0.3646
	Class B		0.3053

74A2	Class M		0.3375

74U1	Class A		19,659
	Class B		4,720

74U2	Class M		370

74V1	Class A		9.33
	Class B		9.32

74V2	Class M		9.33